SECURITIES AND EXCHANGE COMMISSION


WASHINGTON, D.C. 20549



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FORM 8-K



CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    March 14, 1996
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                MEDICAL TECHNOLOGY SYSTEMS, INC.
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



       FLORIDA                      59-22740462
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(STATE OR OTHER JURISDICTION      (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION             FILE NUMBER)             IDENTIFICATION NO.)


12920 AUTOMOBILE BOULEVARD, CLEARWATER, FL                        34622
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



Registrant's telephone Number, including area code      (813) 576-6311
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                         N/A
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(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

 ITEM 5.  Other Matters

    On March 14, 1996, Medical Technology Systems, Inc. ("MTS") authorized the issuance of up to 2,000,000 shares of common stock to employees and advisors as part of a Stock Purchase Plan in order to control costs. The Board of Directors has authorized the issuance of up to 1,602,503 shares of common stock under this Plan. The remaining 307,497 shares are expected to be issued in the next 60 days under this Plan. The participants received the shares of common stock in lieu of taking a salary or receiving past due fees. A copy of the Plan is enclosed herewith as Exhibit "A".

As a result of certain events, the following are certain special considerations that currently exist affecting the Company.

RECENT BANKRUPTCY FILINGS; GOING CONCERN QUALIFICATION.

    On January 3, 1996, three wholly owned subsidiaries of the Company filed petitions under Chapter 11 of the United Stated Bankruptcy Code. These divisions were MTS Sales and Marketing, Inc., Medical Technology Laboratories, Inc. and MTS Packaging Systems, Inc. On approximately February 20, 1996, the Company also filed a petition under Chapter 11 for its wholly owned subsidiary Vangard Laboratories, Inc. Although the Company is not involved in a bankruptcy, all of its operating subsidiaries, except Medication Management Systems, Inc., are currently involved in a bankruptcy proceeding. These bankruptcy proceedings are in their early stages and its is impossible to predict, with any certainty, whether a viable plan of reorganization can be agreed upon by all parties. Specifically, the Company's primary lending institutions have made demand for payment on approximately $27,000,000 of secured debt. If the Company is unable to enter into mutually agreeable arrangements with its prime lending sources and other unsecured creditors, it will not be able to structure a viable plan of reorganization. If a viable plan of reorganization is not agreed upon, then the Company would in all likelihood be forced into a Chapter 7 liquidation proceeding. In such event there would be no value to the shares of the Company's Common Stock. Although management is optimistic, based upon the current tenure and substance of communications with its lending institutions, that a mutually agreeable restructured financing package will be attained, there is no assurance that such agreements will in fact be finalized. Accordingly, substantial doubt exists as to the Company's ability to continue as a going concern.

NO ASSURANCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF COMMON STOCK PRICE.

    The Company's Common Stock was recently delisted from the NASDAQ - NMS for failure to maintain current listing requirements. The Company's Common Stock is currently traded in the non-NASDAQ over-the-counter market. As a result of such delisting, holders of the Company's Common Stock could find it more difficult to dispose of, or obtain accurate quotations as to the market value of the Company's Common Stock. In addition, because the Company's Common Stock has been delisted from trading on NASDAQ and the trading price of the shares is below $5.00, trading in the Company's stock is also subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock as defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker dealers who sell penny stocks to persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's Common Stock, which could severally limit the market liquidity of the Common Stock and the ability of stockholders to sell the Common Stock on the secondary market.

UNCERTAINTY OF FUTURE MARKET PRICE; SHARES ELIGIBLE FOR FUTURE SALE.

    The 2,000,000 shares being registered under the Securities Act of 1933, as amended, pursuant to the companion Form S-8 Registration Statement, relating to this Form 8-K filing for this Stock Purchase Plan, will, subject to compliance with applicable state blue sky laws, be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the "Act"), unless such shares are held by "affiliates" of the Company as that term is defined under the Act and Rule 144, promulgated under the Act. Other than shares currently held by affiliates, all of the Company's outstanding Common Stock is freely tradable under the Act. Because the stock being registered pursuant to this registration will represent up to approximately 33% of the outstanding shares of Common Stock after the registration and issuance of these shares, the sale of a substantial amount of these or other shares in the public market, or the perception that such sale could occur, could adversely affect prevailing market prices of the Company's Common Stock. In such event, employees and consultants who receive shares of the Company's Common Stock pursuant to the Form S-8 Registration Statement, would not be able to sell such shares for the same value attributable to the shares in connection with the registration of such shares. Furthermore, there is no assurance that the Company would be able to maintain a viable trading market, sufficient market makers or adequate volume in its Common Stock to maintain a trading market.





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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             Medical Technology Systems, Inc.
                             (Registrant)

                             By: /s/
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                                  TODD E. SIEGEL
                                  Chief Executive Officer

Date: March 14, 1996

MEDICAL TECHNOLOGY SYSTEMS, INC.

STOCK PURCHASE PLAN

     MEDICAL TECHNOLOGY SYSTEMS, INC., (hereinafter the "Company" which term also includes all subsidiaries and employees of subsidiaries) hereby adopts this Stock Purchase Plan (hereinafter the "Plan") for the benefit of certain eligible employees, consultants and advisors of the Company and its subsidiaries.

RECITALS

     A. The Company hereby adopts the Plan for the purpose of providing a means by which certain eligible employees, consultants and advisors of the Company and its subsidiaries may purchase the common stock of the Company through a plan administered by the Company.

     B. This Plan is adopted pursuant to a resolution adopted by the Board of Directors of the Company of even day herewith. By way of background, the Board of Directors previously approved the 1995 Employee Stock Purchase Plan.
However, recent changes in the affairs of the Company have caused a substantial reduction in the market value of the Company's shares. Accordingly, the Board of Directors considers it unfair for participants to receive shares of the Company's common stock at an exchange value substantially higher than current market prices. The intent of the Plan is to put participants in at least the same economic position they would have otherwise been in had such participants elected to receive cash for their services. Accordingly, this Plan amends and restates in its entirety the Company's 1995 Employee Stock Purchase Plan, which is hereby cancelled and replaced by this Plan. In addition, at the current time the Company does not have available cash resources.

     NOW, THEREFORE, the Company hereby adopts the following Stock Purchase Plan the terms of which are as hereinafter provided:

     1. PURPOSE. The purpose of this Plan is to provide a convenient means by which eligible employees, consultants and advisors of the Company and its subsidiaries may become shareholders in the Company. The Board of Directors of the Company believes it to be desirable to permit the employees, consultants and advisors of the Company to participate in the ownership of the Company through the purchase of shares of the Company's common stock. Such ownership strengthens the sense of identity between the Company, employees, consultants and advisors and furthers the recognition of the unity of purpose essential to the continued growth of the Company to the material benefit of its shareholders. Likewise, at the present time the Board of Directors believes it is important to reduce the cash flow pressures of the Company and thus believes this Plan is in the best interests of the Company, its employees, stockholders and creditors.

     2. ELIGIBILITY. All employees who agreed to salary reductions and certain consultants and advisors of the Company who agree to accept shares of the Company's common stock as opposed to cash remuneration for their services or any of its subsidiaries shall be eligible to participate in the Plan.

     3. PARTICIPATION. Eligible employees who wish to participate in the Plan shall have executed a form furnished by the Company indicating they have elected to participate in this Plan. Payroll reductions must be in whole dollar amounts only. Upon execution or amendment of a payroll reduction authorization by an employee, the employee shall be considered to have made a commitment to continue the payroll reduction in the amount as indicated in the payroll reduction authorization.

     4. DETAILS OF PLAN. The Plan requires employees to forego a certain portion of their regular compensation in exchange for shares of the Company's common stock. Schedule "A" attached hereto sets forth a list of employees and the number of shares each employee is entitled to receive under the Plan. Consultants and advisors are authorized to participate in this Plan and to receive shares of the Company's common stock pursuant to the provisions set forth below. Any consultant or advisor who elects to receive shares of the Company's common stock as opposed to cash compensation may only do so providing their services are not in connection with the offer or sales of securities in a capital raising transaction.

          The amount of each participating employee's total reductions in salary or the amount agreed to by a consultant or advisor is the value of such consultants or advisors services divided by the fair market value of the shares of the Company's common stock as determined by the Board of Directors. The Board of Directors has determined that the fair market value of shares of the Company's common stock for purposes of this Plan is $.25 per share for employees and $.50 per share for consultants and advisors.

          The Company hereby reserves two million (2,000,000) shares of its common stock, par value under $.01 for issuance under this Plan. The Company will use its best efforts to register the shares subject to this Plan under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a Form S-8 Registration Statement. Issuance of shares under this Plan is subject to compliance with applicable state and federal securities, labor, and employment laws.

     5. PURCHASE OF STOCK. On or before March 30, 1996, the Company shall issue to each participating employee, consultant and advisor the appropriate number of shares of the Company's common stock. For example: If a total of One Thousand Dollars ($1,000.00) is deducted for a participating employee, the Company shall issue to the employee the number of shares (rounded to the nearest whole number) equal to the compensation deferred divided by $.25:

$1,000.00  =  4,000 shares
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  $.25

     6. CUSTODY AND ISSUANCE OF STOCK. Stock certificates when originally issued under this Plan will be registered in the name of the participant or in the name of another person or persons as instructed by the participant and will be delivered to the participant or to his order. Upon issuance of the certificate(s), the Company shall register the name of such participant in this Plan on the books and records of the Company as a stockholder for the number of shares represented by the certificate(s).

     7. EXPENSES. The charges and all costs of maintaining records hereunder will be borne by the Company. Brokerage expenses in the purchase and sale of shares shall be borne by the employee or participant.

     8. RESPONSIBILITY. Neither the Company nor the broker through whom purchase orders are executed shall have any responsibility or liability or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan. A determination by the Company as to any question that may arise regarding the Plan's conduct or operation shall be final.

     Dated this 14th day of  March , 1996.

                                        MEDICAL TECHNOLOGY
                                        SYSTEMS, INC.

                                        By:  /s/ GERALD COUTURE
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                                        Its: Vice President
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